Exhibit 10.7
6 December, 2010
The Scotts Company LLC
14111 Scotts Lawn Road, Marysville, Ohio, U.S.A.
Dear Sirs:
Final Binding Offer for the Global Professional Business of The Scotts Miracle-Gro Company
We refer to the proposed agreement for the sale and purchase of the Global Professional Business (the “Group”), which may be entered into by The Scotts Company LLC (the “Seller”), each of the entities listed as a Share Seller in column 1 of Part 1 of Schedule 1 to the share and asset sale and purchase agreement, the form of which is attached as Exhibit A (“Sale and Purchase Agreement") and each of the entities listed as a Business Seller in column 1 of Part 2 of Schedule 1 to the Sale and Purchase Agreement (each a “Share Seller” or “Business Seller” and collectively, together with the Seller, the “Sellers”) and Israel Chemicals Limited (the “Purchaser”) and each of the entities listed as a Share Purchaser in column 4 of Schedule 1 to the Sale and Purchase Agreement and as a Business Purchaser in column 3 of Part 2 of Schedule 1 to the Sale and Purchase Agreement (in each case as such list of entities may be varied by the Purchaser with the prior agreement of the Seller) (each a “Share Purchaser” or “Business Purchaser” and collectively, together with the Purchaser, the “Purchasers”), concerning the possible acquisition of the shares of the Group Companies and the businesses listed in Parts 1 and 2 of Schedule 1 to the Sale and Purchase Agreement (the “Transaction”).
Capitalised terms used but not otherwise defined herein (including in the Appendix hereto) shall have the meanings ascribed to them in the Sale and Purchase Agreement.
All references in this letter to times are London times.
The Purchaser hereby makes a final, binding, irrevocable and fully financed offer for the acquisition of the Group, by itself and/or other Purchasers, on the terms of the Sale and Purchase Agreement (the “Offer”). A copy of the Sale and Purchase Agreement, initialled by the Purchaser to confirm it is the sale and purchase agreement to which the Offer relates, is attached as Exhibit A to this letter. A copy of the Disclosure Letter referred to in the Sale and Purchase Agreement and initialled by the Purchaser is attached as Exhibit B to this letter. The Purchaser shall use its reasonable endeavours to procure that each of the other Purchasers will enter into the Sale and Purchase Agreement and all other agreements and documents referred to in the Sale and Purchase Agreement to which such Purchasers are intended to be a party (together the “Relevant Agreements") prior to Consultation Completion (as defined below) or, failing which, itself to enter into each Relevant Agreement on its own behalf.

Millenium Tower, 23 Aranha St., Tel-Aviv, Israel Tel: 972-3-6844400 Fax: 972-3-6844464

1	Offer Acceptance
1.1
Once the Purchaser has delivered original executed signature pages of the Sale and Purchase Agreement and the Disclosure Letter to the Seller and the Seller has delivered original, executed signature pages of this letter to the Purchaser, the Offer shall remain valid and in effect, and shall be irrevocable, until 11.59pm on the earlier of:

(a) 6 June 2011; and
(b) the date that is ten calendar days after the completion of the process of consultation, information, notice, effects bargaining of or with the Dutch Works Council (as defined in Appendix 1) required to be carried out pending the Seller’s consideration whether or not to accept the Offer and enter into the Sale and Purchase Agreement (the “Consultation Process”), such completion (the “Consultation Completion”) to take effect upon the delivery of the Works Council Opinion (as defined in Appendix 1) to the Seller, as set out in Appendix 1,
(in either case as such date may be extended pursuant to paragraph 1.2 or otherwise by agreement between the Seller and the Purchaser) (the “Offer Expiration Date”).
1.2
If either the Seller or the Purchaser considers in its reasonable discretion that in order to complete the Consultation Process it is advisable to continue the Consultation Process beyond the date in paragraph 1.1(a), the Seller or the Purchaser (as appropriate) may by notice in writing to the Purchaser or Seller (as the case may be) extend the date in paragraph 1.1(a) once only by up to a further two months. Any such notice must be delivered to the Purchaser or Seller (as the case may be) at least five calendar days before the date in paragraph 1.1(a).

1.3
If, following Consultation Completion, the Seller delivers written notice to the Purchaser of its intention to proceed with the Transaction in the form of the acceptance notice as attached to this letter at Exhibit C (the “Acceptance Notice”) accompanied by six original signature pages of the Sale and Purchase Agreement duly executed by the Sellers, and the Disclosure Letter duly executed by the Sellers, prior to 11:59pm on the Offer Expiration Date, then upon delivery thereof the Sale and Purchase Agreement shall become a valid and binding agreement of the parties thereto in accordance with its terms.

1.4	At the date on which the Sale and Purchase Agreement becomes binding, all rights and obligations of the Sellers and the Purchasers under this letter shall terminate.
2	Dutch Works Council and Consultation Process
2.1
The Seller shall use its reasonable efforts to procure that the management of the Group complies with all appropriate information and/or consultation procedures in connection with the Consultation Process and accordingly convenes the Dutch Works Council promptly with a view to obtaining expeditious delivery of the Dutch Works Council Opinion. The Seller shall keep the Purchaser reasonably informed (subject to applicable confidentiality obligations and/or constraints) of the status of matters relating to the Consultation Process, including promptly furnishing the Purchaser with copies of notices or other communications received by the Seller as part of the Consultation Process including but not limited to the Works Council Opinion.

Millenium Tower, 23 Aranha St., Tel-Aviv, Israel Tel: 972-3-6844400 Fax: 972-3-6844464

2.2
The Purchaser agrees to cooperate, as may be required, with the Seller and the Group, including by providing any documents and information relating to the Purchaser that may be reasonably requested by the Dutch Works Council and by attending any meetings organised by the Dutch Works Council upon receipt by the Purchaser of reasonable notice thereof. The Purchaser undertakes not to do anything that is likely to prejudice a favourable outcome of the Consultation Process. The Purchaser will consult with the Seller and consider in good faith any issues and proposals in relation to the Transaction that may be raised as part of the Consultation Process by the Dutch Works Council provided that the Purchaser’s obligation in this respect will be limited to such consultation and consideration in good faith and the Purchaser shall not be obliged to agree to any modification to the Transaction or to the Sale and Purchase Agreement.

3	Termination Fee
3.1
If the Seller has not delivered to the Purchaser the Acceptance Notice, accompanied by 6 original signature pages of the Sale and Purchase Agreement duly executed by each of the Sellers and the Disclosure Letter duly executed by each of the Sellers, prior to 11:59pm on the Offer Expiration Date, the Seller shall pay to the Purchaser (on its own behalf and on behalf of each of the Share Purchasers) a fee of U.S. $7.5 million (the “Termination Fee”). If the Termination Fee is required to be paid pursuant to this paragraph 3, such payment shall be made promptly (and in any event not later than five Business Days after the Offer Expiration Date) in the form of an electronic funds transfer to a bank account nominated by the Purchaser. Upon the Purchaser’s receipt of the Termination Fee in accordance with this paragraph 3, all rights and obligations of the Sellers and the Purchasers under this letter, save for the obligations set out in paragraph 8 of this letter, shall terminate.

3.2
Any payment by the Seller pursuant to paragraph 3.1 in circumstances where the Seller or any other Share Seller or Business Seller has failed to comply in all material respects with their respective obligations under this letter will be without prejudice to all other rights or remedies available to the Purchaser, including the right to claim damages.

4	Financing
The Purchaser hereby confirms that the Purchasers shall have at Closing sufficient financing to fulfil the Purchasers’ consideration payment obligations under the Sale and Purchase Agreement.
5	Warranty
5.1
The Purchaser warrants that the statements set out in schedule 13 to the Sale and Purchase Agreement are true and accurate as of the date of this letter, in the same terms as clause 9.4 of the Sale and Purchase Agreement. For the purposes of this letter, references in schedule 13 to the Sale and Purchase Agreement shall be deemed to be to the Offer and this letter.

5.2
The Seller warrants that the statements set out in paragraph 16 of schedule 12 to the Sale and Purchase Agreement are true and accurate as of the date of this letter, in the same terms as clause 9.1.1 in the Sale and Purchase Agreement to the extent applicable to paragraph 16 of Schedule 12 to the Sale and Purchase Agreement. For the purposes of this letter, references in paragraph 16 of schedule 12 to the Sale and Purchase Agreement shall be deemed to be to the Offer and this letter.

5.3
Each of the Seller and the Purchaser agrees to comply on and after the date of this letter until it is terminated in accordance with its terms, with their respective obligations set out in clause 9.5 of the Sale and Purchase Agreement and they shall be incorporated herein as if they were set out in full in this letter.

Millenium Tower, 23 Aranha St., Tel-Aviv, Israel Tel: 972-3-6844400 Fax: 972-3-6844464

6	Satisfaction of Conditions Precedent and Pre-Closing Obligations
6.1
Each of the Seller and the Purchaser agrees to comply and to procure that the other Sellers and the other Purchasers, as the case may be, shall comply, on and after the date of this letter until it is terminated in accordance with its terms, with their respective obligations set out in clauses 2.7.2, 3.2, 4.2, 4.3, 4.4 and 5 of, and part 7 of schedule 4, parts 5 and 6 of schedule 5, paragraph 4 of part 2 of schedule 6 and schedule 20 to, the Sale and Purchase Agreement and they shall be incorporated herein as if they were set out in full in this letter.

7	Exclusivity and Restrictions
7.1
From the date of the Seller’s countersignature of this Offer until the earlier to occur of: (a) the date of the Sellers’ execution of the Sale and Purchase Agreement; and (b) 6 June 2011 , the Seller shall not, and shall procure that no member of the Seller’s Group nor any of its or their respective employees and advisers shall:

7.1.1
continue discussions or make other contact with third parties in connection with the Group with a view to a sale or disposal transaction taking place in respect of the Group or a material part thereof and will not make available any additional confidential information relating to the Transaction to any third parties; and

7.1.2
solicit, initiate or encourage any approach, contact, proposal or offer, enter into, continue or facilitate, discussions or negotiations, engage with anyone who makes unsolicited contact or enter into or consummate any agreement or arrangement, from or with any person other than us for the purpose of securing an offer for the whole or any material part of the Group.

8	Confidentiality
8.1
Subject to paragraphs 8.2 and 8.3, for 12 months after the date of this letter, the Seller shall and shall procure that each member of the Seller’s Group shall treat as strictly confidential and not disclose or use any information which relates to:

8.1.1	the Offer or the provisions of this letter; and
8.1.2	the negotiations relating to the Offer and the provisions of this letter, without the prior written approval of the Purchaser.
8.2
Notwithstanding paragraph 8.1, the Purchasers agree that, upon countersignature of this letter by the Seller, each of The Scotts Miracle-Gro Company and the Purchaser may announce the Offer and the contents of this letter.

8.3	Paragraph 8.1 shall not prohibit disclosure or use of any information by the Seller or any member of the Seller’s Group if and to the extent:
(i)
the disclosure or use is required by law, any regulatory body or any stock exchange on which the shares of any of the Sellers or Purchasers (or their respective holding companies) are listed (including where this is required as part of any actual or potential offering, placing and/or sale of securities of any member of the Seller’s Group or the Purchaser’s Group);

Millenium Tower, 23 Aranha St., Tel-Aviv, Israel Tel: 972-3-6844400 Fax: 972-3-6844464

(ii)	the disclosure or use is required to vest the full benefit of this letter in any party;
(iii)
the disclosure or use is required for the purpose of any judicial proceedings arising out of this letter or any other Transaction Document or the disclosure is made to a Tax Authority in connection with the Tax affairs of the disclosing party;

(iv)
the disclosure is made to professional advisers of any party on a need-to-know basis and on terms that such professional advisers undertake to comply with the provisions of paragraph 8.1 in respect of such information as if they were a party to this letter;

(v)	the information is or becomes publicly available (other than by breach of the Confidentiality Agreement or of this letter);
(vi)	the other party has given prior written approval to the disclosure or use; or

(vii)	the information is independently developed after Closing,
provided that prior to disclosure or use of any information pursuant to paragraph 8.3(i), 8.3(ii) or 8.3(iii) the Seller shall promptly notify the Purchaser of such requirement with a view to providing the Purchasers with the opportunity to contest such disclosure or use or otherwise to agree on the timing and content of such disclosure or use.
9	Counterparts
This letter may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this letter by executing any such counterpart.
10	Governing Law
The Offer, this letter and the documents to be entered into pursuant to this letter and any non-contractual obligations arising out of or in connection with any of them, save as expressly referred to therein, shall be governed by and construed in accordance with English law.
Each of the Seller and the Purchaser irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with the Offer, this letter and the documents to be entered into pursuant to this letter and that accordingly any proceedings arising out of or in connection with the Offer, this letter and the documents to be entered into pursuant to this letter shall be brought in such courts. Each of the Seller and the Purchaser irrevocably submits to the jurisdiction of such courts and waives any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient forum.
11	Process Agent
11.1	Seller’s Process Agent
11.1.1
The Seller hereby irrevocably appoints Scotts Holdings Limited of Salisbury House, Weyside Park, Godalming, Surrey, GU7 1XE as its agent to accept service of process in England and Wales in any legal action or proceedings arising out of this letter, service upon whom shall be deemed completed whether or not forwarded to or received by them.

Millenium Tower, 23 Aranha St., Tel-Aviv, Israel Tel: 972-3-6844400 Fax: 972-3-6844464

11.1.2	The Seller agrees to inform the Purchaser in writing of any change of address of such process agent within 28 days of such change.
11.1.3
If such process agent ceases to be able to act as such or to have an address in England and Wales, the Seller irrevocably agrees to appoint a new process agent in England and Wales acceptable to the Purchaser and to deliver to the Purchaser within 14 days a copy of a written acceptance of appointment by the process agent.

11.2	Purchaser’s Process Agent
11.2.1
The Purchaser hereby irrevocably appoints Cleveland Potash Limited of Boultby Mine, Loftus, Saltburn by the Sea, Cleveland, TS13 4UZ as its agent to accept service of process in England and Wales in any legal action or proceedings arising out of this letter, service upon whom shall be deemed completed whether or not forwarded to or received by them.

11.2.2	The Purchaser agrees to inform the Seller in writing of any change of address of such process agent within 28 days of such change.
11.2.3
If such process agent ceases to be able to act as such or to have an address in England and Wales, the Purchaser irrevocably agrees to appoint a new process agent in England and Wales acceptable to the Seller and to deliver to the Seller within 14 days a copy of a written acceptance of appointment by the process agent.

Yours faithfully,
SIGNED by /s/ Shahar Yosef, EVP Corporate Development                  and /s/ Eli Amit, VP, Economics
on behalf of ISRAEL CHEMICALS LIMITED

Millenium Tower, 23 Aranha St., Tel-Aviv, Israel Tel: 972-3-6844400 Fax: 972-3-6844464

The Offer is irrevocable as from the date hereof but the countersignature by the Seller is solely for the purpose of evidencing its agreement to the Seller’s undertakings set forth in paragraphs 2, 3, 5, 6, 7 and 8 hereof. Such countersignature shall not be construed as an acceptance of the Offer to acquire the Shares contemplated herein and any such acceptance shall only be made in accordance with the terms of paragraph 1 hereof.
on behalf of THE SCOTTS COMPANY LLC,

/s/ James Hagedorn, CEO

Millenium Tower, 23 Aranha St., Tel-Aviv, Israel Tel: 972-3-6844400 Fax: 972-3-6844464

Appendix 1
Works Council Procedures
Delivery of Works Council Opinion. The Works Council Opinion will be treated as having been delivered to the Seller on the earlier of:
(a)	receipt by Scotts International B.V. of an unconditional positive advice from the Dutch Works Council to enter into the Transaction; and
(b)
in the event of (i) a negative advice from the Dutch Works Council to enter into the Transaction, (ii) a positive advice which includes conditions that are unacceptable to Scotts International B.V. to enter into the Transaction, or (iii) the Dutch Works Council failing to render advice, on the earlier of:

(i)
the first day after lapse of the one-month waiting period (opschortingstermijn) (as set out in article 25, paragraph 6, of the Dutch Works Council Act), without the Dutch Works Council having initiated legal proceedings before the Enterprise Chamber of the Amsterdam Court of Appeal (the ”Enterprise Chamber”) (as set out in article 26, paragraph 1, of the Dutch Works Council Act);

(ii)
receipt by Scotts International B.V. of an unconditional and irrevocable waiver by the Dutch Works Council to initiate legal proceedings before the Enterprise Chamber during any remaining portion of the one-month waiting period or the Dutch Works Council otherwise giving its explicit consent to Scotts International B.V. proceeding with the Transaction; or

(iii)
the Enterprise Chamber, after legal proceedings in accordance with article 26, paragraph 1, of the Dutch Works Council Act have been initiated, rendering a final order dismissing the Dutch Works Council’s appeal such that it does not prevent Scotts International B.V. entering into the Transaction.

The Seller and the Purchaser acknowledge that in the context of the Consultation Process, the Dutch Works Council may seek certain commitments in writing from the Purchaser or impose (other) conditions on relevant members of the Purchaser’s Group. The Seller shall notify the Purchaser of any requests for such commitments or (other) conditions stipulated by or on behalf of the Dutch Works Council. In such an event, the Seller shall, in consultation with the Purchaser, negotiate and/or liaise in good faith with the Dutch Works Council to seek an outcome satisfactory to both the Purchaser and the Seller, taking into account the principles set forth in the final sentence of paragraph 2.2 of this letter.

Defined Terms. In this Appendix, the following terms have the meanings set out alongside them:
1.1	“Dutch Works Council” means the works council at Scotts International B.V.; and

1.2	“Works Council Opinion” means the advice of the Dutch Works Council to be sought in connection with the Transaction in accordance with applicable law.

Millenium Tower, 23 Aranha St., Tel-Aviv, Israel Tel: 972-3-6844400 Fax: 972-3-6844464

Exhibit A
Sale and Purchase Agreement

Millenium Tower, 23 Aranha St., Tel-Aviv, Israel Tel: 972-3-6844400 Fax: 972-3-6844464

Exhibit B
Disclosure Letter

Millenium Tower, 23 Aranha St., Tel-Aviv, Israel Tel: 972-3-6844400 Fax: 972-3-6844464

Exhibit C
Acceptance Notice pursuant to paragraph 1.3 of the Offer Letter
[ON THE LETTERHEAD OF THE SCOTTS COMPANY LLC]
TO: [PURCHASER]
DATE: [•]
WE REFER TO THE LETTER DATED 6 DECEMBER 2010 FROM THE PURCHASER ADDRESSED TO THE SELLER CONCERNING THE FINAL BINDING OFFER FOR THE ACQUISITION OF THE SHARES AND BUSINESSES OF THE COMPANIES LISTED IN PARTS 1 AND 2 OF SCHEDULE 1 TO THE SALE AND PURCHASE AGREEMENT (THE “OFFER LETTER”).
CAPITALISED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE SAME MEANINGS AS ASCRIBED TO THEM IN THE OFFER LETTER.
THE SELLER HEREBY PROVIDES NOTICE TO THE PURCHASER OF THE SELLERS’ AGREEMENT TO ACCEPT THE OFFER AND PROCEED WITH THE TRANSACTION ON THE TERMS AND CONDITIONS SET OUT IN THE SALE AND PURCHASE AGREEMENT. ENCLOSED WITH THIS NOTICE IS THE SALE AND PURCHASE AGREEMENT EXECUTED BY THE SELLERS. THIS NOTICE CONSTITUTES THE ACCEPTANCE NOTICE FROM THE SELLERS TO THE PURCHASER FOR THE PURPOSES OF PARAGRAPH 1.3 OF THE OFFER LETTER.
THIS NOTICE AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH ENGLISH LAW.
[•],
on behalf of THE SCOTTS COMPANY LLC,

Millenium Tower, 23 Aranha St., Tel-Aviv, Israel Tel: 972-3-6844400 Fax: 972-3-6844464
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